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                            JAMES RIVER GROUP, INC.,
                                    AS ISSUER

                                    INDENTURE
                          DATED AS OF DECEMBER 15, 2004

                            WILMINGTON TRUST COMPANY,
                                   AS TRUSTEE

                        FLOATING RATE JUNIOR SUBORDINATED
                         DEFERRABLE INTEREST DEBENTURES

                                    DUE 2034

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

  Section 3.1.   Payment of Principal, Premium and Interest;

ARTICLE IV.    SECURITYHOLDERS LISTS AND REPORTS BY THE COMPANY
               AND THE TRUSTEE................................................22

  Section 4.1.   Securityholders Lists........................................22
  Section 4.2.   Preservation and Disclosure of Lists.........................22

ARTICLE V.     REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS

                                        i

  Section 5.4.   Proceedings by Securityholders...............................27
  Section 5.5.   Proceedings by Trustee.......................................27
  Section 5.6.   Remedies Cumulative and Continuing; Delay or
                 Omission Not a Waiver........................................28
  Section 5.7.   Direction of Proceedings and Waiver of Defaults

  Section 6.4.   Trustee, Authenticating Agent, Paying Agents,

                                       ii

  Section 9.5.   Evidence of Compliance of Supplemental Indenture

ARTICLE XIII.  IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS

                                       iii

  Section 15.7.  Rights of the Trustee; Holders of Senior Indebtedness........55
  Section 15.8.  Subordination May Not Be Impaired............................55

Exhibit A    Form of Junior Subordinated Deferrable Interest Debenture

                                       iv

     THIS INDENTURE, dated as of December 15, 2004, between James River Group,
Inc., a Delaware corporation (the "Company"), and Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware, as debenture trustee (the "Trustee").

                                   WITNESSETH:

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its Floating Rate Junior Subordinated Deferrable Interest
Debentures due 2034 (the "Debentures") under this Indenture to provide, among other things, for the execution and authentication, delivery and administration thereof, and the Company has duly authorized the execution of this Indenture;
and

     WHEREAS, all acts and things necessary to make this Indenture a valid agreement according to its terms, have been done and performed;

     NOW, THEREFORE, in consideration of the premises, and the purchase of the
Debentures by the holders thereof, the Company covenants and agrees with the
Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures as follows:

                                   ARTICLE I.
                                   DEFINITIONS
                                   -----------

     SECTION 1.1. DEFINITIONS. The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires)
for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles and the term "generally accepted accounting principles" means such accounting principles as are generally accepted in the United States at the time of any computation.
The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Additional Interest" has the meaning set forth in Section 2.11.

     "Additional Junior Indebtedness" means, without duplication and other than the Debentures, (a) any indebtedness, liabilities or obligations of the Company, or any Subsidiary of the Company, under debt securities (or guarantees in respect of debt securities) initially issued on or after the date of this
Indenture to any trust, or a trustee of a trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a finance subsidiary (as such term is defined in Rule 3a-5 under the Investment Company
Act of 1940) or other financing vehicle of the Company or any Subsidiary of the
Company in connection with the issuance by that entity of preferred securities,
(b) other securities that are issued either junior and subordinate to or on a pari passu basis with the Debentures or (c) any guarantees of the Company in respect of the equity or other securities of any entity referred to in clause
(a).

     "Additional Sums" has the meaning set forth in Section 3.6.

     "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

     "Authenticating Agent" means any agent or agents of the Trustee which at the time shall be appointed and acting pursuant to Section 6.12.

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the board of directors or the executive committee or any other duly authorized designated officers of the Company.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in New York City or Wilmington, Delaware are permitted or required by any applicable law to close.

     "Capital Securities" means undivided beneficial interests in the assets of the Trust which rank pari passu with Common Securities issued by the Trust;
provided, however, that upon the occurrence and during the continuation of an
Event of Default (as defined in the Declaration), the rights of holders of such
Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of such Capital Securities.

     "Capital Securities Guarantee" means the guarantee agreement that the
Company enters into with Wilmington Trust Company, as guarantee trustee, or other Persons that operates directly or indirectly for the benefit of holders of
Capital Securities of the Trust.

     "Certificate" means a certificate signed by any one of the principal executive officer, the principal financial officer or the principal accounting officer of the Company.

     "Common Securities" means undivided beneficial interests in the assets of the Trust which rank pari passu with Capital Securities issued by the Trust;
provided, however, that upon the occurrence and during the continuation of an
Event of Default (as defined in the Declaration), the rights of holders of such
Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of such Capital Securities.

     "Company" means James River Group, Inc., a Delaware corporation, and, subject to the provisions of Article XI, shall include its successors and assigns.

     "Coupon Rate" has the meaning set forth in Section 2.8.

     "Debenture" or "Debentures" has the meaning stated in the first recital of this Indenture.

     "Debenture Register" has the meaning specified in Section 2.5.

     "Declaration" means the Amended and Restated Declaration of Trust of the
Trust, as amended or supplemented from time to time.

     "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulted Interest" has the meaning set forth in Section 2.8.

     "Determination Date" has the meaning set forth in Section 2.10.

     "Distribution Period" means (i) with respect to the first Interest Payment
Date, the period beginning on (and including) the date of original issuance and ending on (but excluding) the Interest Payment Date in March 2005 and (ii)
thereafter, with respect to each Interest Payment Date, the period beginning on
(and including) the preceding Interest Payment Date and ending on (but excluding) such current Interest Payment Date.

     "Event of Default" means any event specified in Section 5.1, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

     "Extension Period" has the meaning set forth in Section 2.11.

     "Indenture" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented, or both.

     "Institutional Trustee" has the meaning set forth in the Declaration.

     "Interest Payment Date" means each March 15, June 15, September 15 and
December 15 of each year during the term of this Indenture, or if any such day is not a Business Day, then the next succeeding Business Day, commencing in
March 2005.

     "Interest Rate" means for the period beginning on (and including) the date of original issuance and ending on (but excluding) the Interest Payment Date in
March 2005 the rate per annum of 5.85% and for each Distribution Period thereafter, the Coupon Rate.

     "Investment Company Event" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or written change
(including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or, within 90 days of the date of such opinion will be considered an "investment company" that is required to be registered under the Investment Company Act of
1940, as amended which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Debentures.

     "Liquidation Amount" means the stated amount of $1,000.00 per Trust
Security.

     "Maturity Date" means December 15, 2034.

     "Officers' Certificate" means a certificate signed by the Chief Executive
Officer, the Vice Chairman, the President, any Vice President, and by the Chief
Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an
Assistant Secretary of the Company, and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 14.6 if and to the extent required by the provisions of such Section.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or may be other counsel reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 14.6 if and to the extent required by the provisions of such Section.

     "Optional Redemption Date" has the meaning set forth in Section 10.1.

     "Optional Redemption Price" means 100% of the principal amount of the
Debentures being redeemed, plus accrued and unpaid interest (including any
Additional Interest) on such Debentures to the Optional Redemption Date.

     The term "outstanding," when used with reference to Debentures, means, subject to the provisions of Section 7.4, as of any particular time, all
Debentures authenticated and delivered by the Trustee or the Authenticating
Agent under this Indenture, except:

     (a) Debentures theretofore canceled by the Trustee or the Authenticating
Agent or delivered to the Trustee for cancellation;

     (b) Debentures, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the
Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that, if such Debentures, or portions thereof, are to be redeemed prior to maturity thereof, notice of such redemption shall have been given as provided in Section 10.3 or provision satisfactory to the Trustee shall have been made for giving such notice; and

     (c) Debentures paid pursuant to Section 2.6 or in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.6 unless proof satisfactory to the
Company and the Trustee is presented that any such Debentures are held by bona fide holders in due course.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Security" of any particular Debenture means every previous
Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for purposes of this definition, any Debenture authenticated and delivered under Section 2.6 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

     "Principal Office of the Trustee," or other similar term, means the office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which at the time of the execution of this
Indenture shall be Rodney Square North, 1100 North Market Street, Wilmington,
Delaware 19890-1600, Attention: Corporate Trust Administration.

     "Responsible Officer" means, with respect to the Trustee, any officer within the Principal Office of the Trustee, including any vice-president, any assistant vice-president, any secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer, financial services officer or other officer of the Principal Trust Office of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Securities Act" means the Securities Act of 1933, as amended from time to time or any successor legislation.

     "Securityholder," "holder of Debentures," or other similar terms, means any
Person in whose name at the time a particular Debenture is registered on the register kept by the Company or the Trustee for that purpose in accordance with the terms hereof.

     "Senior Indebtedness" means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the
Company for money borrowed and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company;
(ii) all capital lease obligations of the Company; (iii) all obligations of the
Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement; (iv) all obligations of the Company for the reimbursement of any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the
Company is responsible or liable as obligor, guarantor or otherwise; and (vi)
all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of the Company
(whether or not such obligation is assumed by the Company), whether incurred on or prior to the date of this Indenture or thereafter incurred. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (1) any Additional Junior
Indebtedness, (2) Debentures issued pursuant to this Indenture and guarantees in respect of such Debentures, (3) trade accounts payable of the Company arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to the Debentures), or (4) obligations with respect to which
(a) in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu, junior or otherwise not superior in right of payment to the Debentures and (b) the
Company, prior to the issuance thereof, has, if required, notified the relevant state insurance regulatory agency. Senior Indebtedness shall continue to be
Senior Indebtedness and be entitled to the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior
Indebtedness.

     "Special Event" means either of an Investment Company Event or a Tax Event.

     "Special Redemption Date" has the meaning set forth in Section 10.2.

     "Special Redemption Price" means (i) 107.5% of the principal amount of the
Debentures being redeemed on a Special Redemption Date that occurs before the
Interest Payment Date in December 2009 and (ii) 100% of the principal amount of the Debentures being redeemed on a Special Redemption Date that occurs on or after the Interest Payment Date in December 2009, plus accrued and unpaid interest (including any Additional Interest) on such Debentures to the Special
Redemption Date.

     "Subsidiary" means with respect to any Person, (i) any corporation or limited liability company at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its
Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of the outstanding partnership or similar interests of which shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such
Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

     "Tax Event" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement (including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action")) or judicial decision interpreting or applying such laws or regulations, regardless of whether such
Administrative Action or judicial decision is issued to or in connection with a proceeding involving the Company or the Trust and whether or not subject to review or appeal, which amendment, clarification, change, Administrative Action or decision is enacted, promulgated or announced, in each case on or after the date of original issuance of the Debentures, there is more than an insubstantial risk that: (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures; (ii) interest payable by the Company on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes
(excluding withholding taxes), duties or other governmental charges.

     "Telerate Page 3750" has the meaning set forth in Section 2.10.

     "3-Month LIBOR" has the meaning set forth in Section 2.10.

     "Trust" shall mean James River Capital Trust II, a Delaware statutory trust, or any other similar trust created for the purpose of issuing Capital
Securities in connection with the issuance of Debentures under this Indenture, of which the Company is the sponsor.

     "Trustee" means Wilmington Trust Company, and, subject to the provisions of
Article VI hereof, shall also include its successors and assigns as Trustee hereunder.

     "Trust Securities" means Common Securities and Capital Securities of the
Trust.

                                   ARTICLE II.
                                   DEBENTURES
                                   ----------

     SECTION 2.1. AUTHENTICATION AND DATING. Upon the execution and delivery of this Indenture, or from time to time thereafter, Debentures in an aggregate principal amount not in excess of $15,464,000 may be executed and delivered by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Debentures to or upon the written order of the Company, signed by its Chief Executive Officer, the
President, or one of its Vice Presidents without any further action by the
Company hereunder. In authenticating such Debentures, and accepting the additional responsibilities under this Indenture in relation to such Debentures, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon:

     (a) a copy of any Board Resolution or Board Resolutions relating thereto and, if applicable, an appropriate record of any action taken pursuant to such resolution, in each case certified by the Secretary or an Assistant Secretary of the Company, as the case may be; and

     (b) an Opinion of Counsel prepared in accordance with Section 14.6 which shall also state:

          (1) that such Debentures, when authenticated and delivered by the
     Trustee and issued by the Company in each case in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly authorized, executed and delivered by the Company, will be entitled to the benefits of this Indenture and will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity; and

          (2) that all laws and requirements in respect of the execution and delivery by the Company of the Debentures have been complied with and that authentication and delivery of the Debentures by the Trustee will not violate the terms of this Indenture.

     The Trustee shall have the right to decline to authenticate and deliver any
Debentures under this Section if the Trustee, being advised in writing by counsel, determines that such action may not lawfully be taken or if a
Responsible Officer of the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing holders.

     The definitive Debentures shall be typed, printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

     SECTION 2.2. FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION. The Trustee's
certificate of authentication on all Debentures shall be in substantially the following form:

     This is one of the Debentures referred to in the within-mentioned
Indenture.

     WILMINGTON TRUST COMPANY, as Trustee

     By
        --------------------------------
     Authorized Signer

     SECTION 2.3. FORM AND DENOMINATION OF DEBENTURES. The Debentures shall be substantially in the form of Exhibit A attached hereto. The Debentures shall be in registered, certificated form without coupons and in minimum denominations of
$100,000.00 and any multiple of $1,000.00 in excess thereof. Any attempted transfer of the Debentures in a block having an aggregate principal amount of less than $100,000.00 shall be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be a holder of such Debentures for any purpose, including, but not limited to the receipt of payments on such Debentures, and such purported transferee shall be deemed to have no interest whatsoever in such Debentures. The Debentures shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

     SECTION 2.4. EXECUTION OF DEBENTURES. The Debentures shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its
Chief Executive Officer, President, or one of its Executive Vice Presidents,
Senior Vice Presidents or Vice Presidents. Only such Debentures as shall bear thereon a certificate of authentication substantially in the form herein before recited, executed by the Trustee or the Authenticating Agent by the manual signature of an authorized signer, shall be entitled to the benefits of this
Indenture or be valid or obligatory for any purpose. Such certificate by the
Trustee or the Authenticating Agent upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     In case any officer of the Company who shall have signed any of the
Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee or the Authenticating
Agent, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the Person who signed such
Debentures had not ceased to be such officer of the Company; and any Debenture may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

     Every Debenture shall be dated the date of its authentication.

     SECTION 2.5. EXCHANGE AND REGISTRATION OF TRANSFER OF DEBENTURES. The
Company shall cause to be kept, at the office or agency maintained for the purpose of registration of transfer and for exchange as provided in Section 3.2, a register (the "Debenture Register") for the Debentures issued hereunder in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and transfer of all Debentures as in this
Article II provided. The Debenture Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

     Debentures to be exchanged may be surrendered at the Principal Office of the Trustee or at any office or agency to be maintained by the Company for such purpose as provided in Section 3.2, and the Company shall execute, the Company or the Trustee shall register and the Trustee or the Authenticating Agent shall authenticate and make available for delivery in exchange therefor the Debenture or Debentures which the Securityholder making the exchange shall be entitled to receive. Upon due presentment for registration of transfer of any Debenture at the Principal Office of the Trustee or at any office or agency of the Company maintained for such purpose as provided in Section 3.2, the Company shall execute, the Company or the Trustee shall register and the Trustee or the
Authenticating Agent shall authenticate and make available for delivery in the name of the transferee or transferees a new Debenture for a like aggregate principal amount. Registration or registration of transfer of any Debenture by the Trustee or by any agent of the Company appointed pursuant to Section 3.2, and delivery of such Debenture, shall be deemed to complete the registration or registration of transfer of such Debenture.

     All Debentures presented for registration of transfer or for exchange or payment shall (if so required by the Company or the Trustee or the
Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee or the Authenticating Agent duly executed by the holder or his attorney duly authorized in writing.

     No service charge shall be made for any exchange or registration of transfer of Debentures, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in connection therewith.

     The Company or the Trustee shall not be required to exchange or register a transfer of any Debenture for a period of 15 days next preceding the date of selection of Debentures for redemption.

     Notwithstanding anything herein to the contrary, Debentures may not be transferred except in compliance with the restricted securities legend set forth below, unless otherwise determined by the Company, upon the advice of counsel expert in securities law, in accordance with applicable law:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT"), ANY STATE SECURITIES LAWS OR ANY OTHER
APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR
PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED,
ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR
UNLESS SUCH TRANSACTION IS

EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES
ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS
ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY ONLY
(A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN
DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A PERSON WHOM THE SELLER
REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING
THE REQUIREMENTS OF RULE 144A SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE
PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, (D) TO A NON-U.S. PERSON IN
AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE)
OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED
INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A) OF RULE 501 UNDER THE
SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE
ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES
AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY
DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER
AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT,
SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO
REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER
INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE INDENTURE, A COPY OF WHICH
MAY BE OBTAINED FROM THE COMPANY.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES,
REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL
RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH
A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON
OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF
ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH
PURCHASER OR HOLDER IS ELIGIBLE FOR EXEMPTIVE RELIEF AVAILABLE UNDER U.S.
DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38,
90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF
THIS SECURITY IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE
CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS
SECURITY OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS
PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN
WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF
THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN
EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF
ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH
PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER

                                       10

SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO
APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

     THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING
AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000.00 AND MULTIPLES OF
$1,000.00 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A BLOCK
HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000.00 SHALL BE DEEMED TO
BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.

     THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING
RESTRICTIONS.

     THIS SECURITY IS IN REGISTERED FORM WITHIN THE MEANING OF TREASURY
REGULATIONS SECTION 1.871-14(c)(1)(i) FOR U.S. FEDERAL INCOME AND WITHHOLDING
TAX PURPOSES.

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR
AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY
THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING
RESTRICTIONS.

     SECTION 2.6. MUTILATED, DESTROYED, LOST OR STOLEN DEBENTURES. In case any
Debenture shall become mutilated or be destroyed, lost or stolen, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, a new Debenture bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company and the
Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

     The Trustee may authenticate any such substituted Debenture and deliver the same upon the written request or authorization of any officer of the Company.
Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.
In case any Debenture which has matured or is about to mature or has been called for redemption in full shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated
Debenture) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and to the Trustee of the destruction, loss or theft of such Debenture and of the ownership thereof.

                                       11

     Every substituted Debenture issued pursuant to the provisions of this
Section 2.6 by virtue of the fact that any such Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. All
Debentures shall be held and owned upon the express condition that, to the extent permitted by applicable law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen
Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     SECTION 2.7. TEMPORARY DEBENTURES. Pending the preparation of definitive
Debentures, the Company may execute and the Trustee shall authenticate and make available for delivery temporary Debentures that are typed, printed or lithographed. Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the definitive Debentures in lieu of which they are issued but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the
Company. Every such temporary Debenture shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Debentures. Without unreasonable delay the Company will execute and deliver to the Trustee or the
Authenticating Agent definitive Debentures and thereupon any or all temporary
Debentures may be surrendered in exchange therefor, at the principal corporate trust office of the Trustee or at any office or agency maintained by the Company for such purpose as provided in Section 3.2, and the Trustee or the
Authenticating Agent shall authenticate and make available for delivery in exchange for such temporary Debentures a like aggregate principal amount of such definitive Debentures. Such exchange shall be made by the Company at its own expense and without any charge therefor except that in case of any such exchange involving a registration of transfer the Company may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures authenticated and delivered hereunder.

     SECTION 2.8. PAYMENT OF INTEREST AND ADDITIONAL INTEREST. Interest at the
Interest Rate and any Additional Interest on any Debenture that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for
Debentures shall be paid to the Person in whose name said Debenture (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment except that interest and any
Additional Interest payable on the Maturity Date shall be paid to the Person to whom principal is paid.

     Each Debenture shall bear interest for the period beginning on (and including) the date of original issuance and ending on (but excluding) the
Interest Payment Date in March 2005 at a rate per annum of 5.85%, and shall bear interest for each successive period beginning on or after the Interest Payment
Date in March 2005 at a rate per annum equal to the 3-Month LIBOR, determined as described in Section 2.10, plus 3.40% (the "Coupon Rate"); provided, however, that prior to the Interest Payment Date in December 2009, the Coupon Rate shall not exceed

                                       12

12.50%, applied to the principal amount thereof, until the principal thereof becomes due and payable, and on any overdue principal and to the extent that payment of such interest is enforceable under applicable law (without duplication) on any overdue installment of interest (including Additional
Interest) at the Interest Rate in effect for each applicable period compounded quarterly. Interest shall be payable (subject to any relevant Extension Period)
quarterly in arrears on each Interest Payment Date with the first installment of interest to be paid on the Interest Payment Date in March 2005.

     Any interest on any Debenture, including Additional Interest, that is payable, but is not punctually paid or duly provided for, on any Interest
Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the
Company to the Persons in whose names such Debentures (or their respective
Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing at least
25 days prior to the date of the proposed payment of the amount of Defaulted
Interest proposed to be paid on each such Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such
Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at its address as it appears in the Debenture Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such
Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Debentures (or their respective Predecessor Securities) are registered on such special record date and shall be no longer payable.

     The Company may make payment of any Defaulted Interest on any Debentures in any other lawful manner after notice given by the Company to the Trustee of the proposed payment method; provided, however, the Trustee in its sole discretion deems such payment method to be practical.

     Any interest (including Additional Interest) scheduled to become payable on an Interest Payment Date occurring during an Extension Period shall not be
Defaulted Interest and shall be payable on such other date as may be specified in the terms of such Debentures.

     The term "regular record date" as used in this Section shall mean the close of business on the 15th calendar day next preceding the applicable Interest
Payment Date.

                                       13

     Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Debenture.

     SECTION 2.9. CANCELLATION OF DEBENTURES PAID, ETC. All Debentures
surrendered for the purpose of payment, redemption, exchange or registration of transfer, shall, if surrendered to the Company or any paying agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee or any Authenticating Agent, shall be promptly canceled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All Debentures canceled by any
Authenticating Agent shall be delivered to the Trustee. The Trustee shall destroy all canceled Debentures unless the Company otherwise directs the Trustee in writing. If the Company shall acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are surrendered to the Trustee for cancellation.

     SECTION 2.10. COMPUTATION OF INTEREST. The amount of interest payable for the Distribution Period commencing on the Interest Payment Date in March 2005 and each succeeding Distribution Period will be calculated by applying the
Interest Rate to the principal amount outstanding at the commencement of the
Distribution Period and multiplying each such amount by the actual number of days in the Distribution Period concerned divided by 360. All percentages resulting from any calculations on the Debentures will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or
..09876545) being rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward)).

     (a) "3-Month LIBOR" means the London interbank offered interest rate for three-month, U.S. dollar deposits determined by the Trustee in the following order of priority:

          (1) the rate (expressed as a percentage per annum) for U.S. dollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date (as defined below). "Telerate Page 3750" means the display designated as "Page
     3750" on the Dow Jones Telerate Service or such other page as may replace
     Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits;

          (2) if such rate cannot be identified on the related Determination
     Date, the Trustee will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the
     London interbank market for U.S. dollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations;

                                       14

          (3) if fewer than two such quotations are provided as requested in clause (2) above, the Trustee will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in U.S. dollars as of 11:00 a.m.
     (London time) on such Determination Date. If at least two such quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations;
     and

          (4) if fewer than two such quotations are provided as requested in clause (3) above, 3-Month LIBOR will be a 3-Month LIBOR determined with respect to the Distribution Period immediately preceding such current
     Distribution Period.

     If the rate for U.S. dollar deposits having a three-month maturity that initially appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date is superseded on the Telerate Page 3750 by a corrected rate by 12:00 noon (London time) on such Determination Date, then the corrected rate as so substituted on the applicable page will be the applicable
3-Month LIBOR for such Determination Date.

     (b) The Interest Rate for any Distribution Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.

     (c) "Determination Date" means the date that is two London Banking Days
(i.e., a business day in which dealings in deposits in U.S. dollars are transacted in the London interbank market) preceding the particular Distribution
Period for which a Coupon Rate is being determined.

     (d) The Trustee shall notify the Company, the Institutional Trustee and any securities exchange or interdealer quotation system on which the Capital
Securities are listed, of the Coupon Rate and the Determination Date for each
Distribution Period, in each case as soon as practicable after the determination thereof but in no event later than the thirtieth (30th) day of the relevant
Distribution Period. Failure to notify the Company, the Institutional Trustee or any securities exchange or interdealer quotation system, or any defect in said notice, shall not affect the obligation of the Company to make payment on the
Debentures at the applicable Coupon Rate. Any error in the calculation of the
Coupon Rate by the Trustee may be corrected at any time by notice delivered as above provided. Upon the request of a holder of a Debenture, the Trustee shall provide the Coupon Rate then in effect and, if determined, the Coupon Rate for the next Distribution Period.

     (e) Subject to the corrective rights set forth above, all certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the Debentures and distributions on the Capital Securities by the Trustee or the Institutional Trustee will (in the absence of willful default, bad faith and manifest error) be final, conclusive and binding on the Trust, the Company and all of the holders of the
Debentures and the Capital Securities, and no liability shall (in the absence of willful default, bad faith or manifest error) attach to the Trustee or the
Institutional Trustee in connection with the exercise or non-exercise by either of them of their respective powers, duties and discretion.

                                       15

     SECTION 2.11. EXTENSION OF INTEREST PAYMENT PERIOD. So long as no Event of
Default has occurred and is continuing, the Company shall have the right, from time to time, and without causing an Event of Default, to defer payments of interest on the Debentures by extending the interest payment period on the
Debentures at any time and from time to time during the term of the Debentures, for up to 20 consecutive quarterly periods (each such extended interest payment period, an "Extension Period"), during which Extension Period no interest
(including Additional Interest) shall be due and payable (except any Additional
Sums that may be due and payable). No Extension Period may end on a date other than an Interest Payment Date. During an Extension Period, interest will continue to accrue on the Debentures, and interest on such accrued interest will accrue at an annual rate equal to the Interest Rate in effect for such Extension
Period, compounded quarterly from the date such interest would have been payable were it not for the Extension Period, to the extent permitted by law (such interest referred to herein as "Additional Interest"). At the end of any such
Extension Period the Company shall pay all interest then accrued and unpaid on the Debentures (together with Additional Interest thereon); provided, however, that no Extension Period may extend beyond the Maturity Date; provided further, however, that during any such Extension Period, the Company shall not and shall not permit any Affiliate of the Company controlled by the Company to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's or such Affiliate's capital stock (other than payments of dividends or distributions to the Company or a Subsidiary of the Company) or make any guarantee payments with respect to the foregoing; or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company or any Affiliate of the Company controlled by the Company that rank pari passu in all respects with or junior in interest to the Debentures (other than, with respect to clauses (i) and (ii) above, (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company or any Subsidiary of the
Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company or of such Subsidiary (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a Subsidiary of the Company) for any class or series of the Company's capital stock (or in the case of a Subsidiary of the Company, any class or series of such Subsidiary's capital stock) or of any class or series of the Company's indebtedness for any class or series of the
Company's capital stock (or in the case of indebtedness of a Subsidiary of the
Company, of any class or series of such Subsidiary's indebtedness for any class or series of such Subsidiary's capital stock), (c) the purchase of fractional interests in shares of the Company's capital stock (or the capital stock of a
Subsidiary of the Company) pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto, (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional

                                       16

shares issued in connection therewith, or (f) payments under the Capital
Securities Guarantee). Prior to the termination of any Extension Period, the
Company may further extend such period, provided that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and Additional Interest, the Company may commence a new
Extension Period, subject to the foregoing requirements. No interest or
Additional Interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during an Extension Period shall bear Additional Interest to the extent permitted by applicable law. The Company must give the Trustee notice of its election to begin or extend an Extension Period at least 5
Business Days prior to the regular record date (as such term is used in Section
2.8) immediately preceding the Interest Payment Date with respect to which interest on the Debentures would have been payable except for the election to begin or extend an Extension Period. The Trustee shall give notice of the
Company's election to begin a new Extension Period to the Securityholders.

     SECTION 2.12. CUSIP NUMBERS. The Company in issuing the Debentures may use
"CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use
CUSIP numbers in notices of redemption as a convenience to Securityholders;
provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers.
The Company will promptly notify the Trustee in writing of any change in the
CUSIP numbers.

     SECTION 2.13 RANKING. The Company's obligations in respect of the
Debentures shall rank pari passu with the Company's obligations under the
Indenture dated as of May 26, 2004, in respect of the Company's Floating Rate
Junior Subordinated Debentures due 2034 issued thereunder and under the
Guarantee Agreement by and between the Company and Wilmington Trust Company, dated as of May 26, 2004.

                                  ARTICLE III.
                       PARTICULAR COVENANTS OF THE COMPANY
                       -----------------------------------

     SECTION 3.1. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST; AGREED TREATMENT
OF THE DEBENTURES.

     (a) The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest and any
Additional Interest and other payments on the Debentures at the place, at the respective times and in the manner provided in this Indenture and the
Debentures. Each installment of interest on the Debentures may be paid (i) by mailing checks for such interest payable to the order of the holders of
Debentures entitled thereto as they appear on the registry books of the Company if a request for a wire transfer has not been received by the Company or (ii) by wire transfer to any account with a banking institution located in the United
States designated in writing by such Person to the paying agent no later than the related record date. Notwithstanding the foregoing, so long as the holder of this Debenture is the Institutional Trustee, the payment of the principal of and interest on this

                                       17

Debenture will be made in immediately available funds at such place and to such account as may be designated by the Institutional Trustee.

     (b) The Company will treat the Debentures as indebtedness of the Company that is in registered form within the meaning of Treasury Regulations Section
1.871-14(c)(1)(i). The Company will further treat the amounts payable in respect of the principal amount of such Debentures as interest for all United States federal income and withholding tax purposes. All interest payments in respect of such Debentures will be made free and clear of United States withholding tax to any beneficial owner thereof that has provided an Internal Revenue Service Form
W-8BEN (or any substitute or successor form) establishing its non-United States status for United States federal income and withholding tax purposes.

     (c) As of the date of this Indenture, the Company has no present intention to exercise its right under Section 2.11 to defer payments of interest on the
Debentures by commencing an Extension Period.

     (d) As of the date of this Indenture, the Company believes that the likelihood that it would exercise its right under Section 2.11 to defer payments of interest on the Debentures by commencing an Extension Period at any time during which the Debentures are outstanding is remote because of the restrictions that would be imposed on the Company's ability to declare or pay dividends or distributions on, or to redeem, purchase or make a liquidation payment with respect to, any of its outstanding equity and on the Company's ability to make any payments of principal of or interest on, or repurchase or redeem, any of its debt securities that rank pari passu in all respects with (or junior in interest to) the Debentures.

     SECTION 3.2. OFFICES FOR NOTICES AND PAYMENTS, ETC. So long as any of the
Debentures remain outstanding, the Company will maintain in Wilmington, Delaware or Chapel Hill, North Carolina, an office or agency where the Debentures may be presented for payment, an office or agency where the Debentures may be presented for registration of transfer and for exchange as in this Indenture provided and an office or agency where notices and demands to or upon the Company in respect of the Debentures or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Until otherwise designated from time to time by the Company in a notice to the Trustee, or specified as contemplated by Section
2.5, such office or agency for all of the above purposes shall be the office or agency of the Trustee. In case the Company shall fail to maintain any such office or agency in Wilmington, Delaware or Chapel Hill, North Carolina, or
shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the
Principal Office of the Trustee.

     In addition to any such office or agency, the Company may from time to time designate one or more offices or agencies outside Wilmington, Delaware or Chapel
Hill, North Carolina, where the Debentures may be presented for registration of transfer and for exchange in the manner provided in this Indenture, and the
Company may from time to time rescind such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain any such office or agency in Wilmington, Delaware or Chapel Hill, North
Carolina, for the

                                       18

purposes above mentioned. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.

     SECTION 3.3. APPOINTMENTS TO FILL VACANCIES IN TRUSTEE'S OFFICE. The
Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.9, a Trustee, so that there shall at all times be a Trustee hereunder.

     SECTION 3.4. PROVISION AS TO PAYING AGENT.

     (a) If the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provision of this Section 3.4,

          (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest, if any, on the Debentures (whether such sums have been paid to it by the
          Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;

          (2) that it will give the Trustee prompt written notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of and premium, if any, or interest, if any, on the Debentures when the same shall be due and payable; and

          (3) that it will, at any time during the continuance of any Event of
          Default, upon the written request of the Trustee, forthwith pay to the
          Trustee all sums so held in trust by such paying agent.

     (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of and premium, if any, or interest or other payments, if any, on the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal, premium, interest or other payments so becoming due and will notify the Trustee in writing of any failure to take such action and of any failure by the Company (or by any other obligor under the Debentures) to make any payment of the principal of and premium, if any, or interest or other payments, if any, on the Debentures when the same shall become due and payable.

     Whenever the Company shall have one or more paying agents for the
Debentures, it will, on or prior to each due date of the principal of and premium, if any, or interest, if any, on the Debentures, deposit with a paying agent a sum sufficient to pay the principal, premium, interest or other payments so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such paying agent is the Trustee) the Company shall promptly notify the Trustee in writing of its action or failure to act.

     (c) Anything in this Section 3.4 to the contrary notwithstanding, the
Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Debentures, or for any other reason, pay, or direct any paying agent to pay to the Trustee all sums held in trust by the
Company or any such paying agent, such sums to be held by the Trustee upon the trusts herein contained.

                                       19

     (d) Anything in this Section 3.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.4 is subject to
Sections 12.3 and 12.4.

     SECTION 3.5. CERTIFICATE TO TRUSTEE. The Company will deliver to the
Trustee on or before 120 days after the end of each fiscal year, so long as
Debentures are outstanding hereunder, a Certificate stating that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any Default during such fiscal year by the
Company in the performance of any covenants contained herein, stating whether or not they have knowledge of any such Default and, if so, specifying each such
Default of which the signers have knowledge and the nature and status thereof.

     SECTION 3.6. ADDITIONAL SUMS. If and for so long as the Trust or a trustee of the Trust is the holder of all Debentures and the Trust is required to pay any additional taxes (excluding withholding taxes), duties, assessments or other governmental charges as a result of a Tax Event, then the Company will pay such additional amounts ("Additional Sums") on the Debentures as shall be required so that the net amounts received and retained by the Trust after paying such taxes
(excluding withholding taxes), duties, assessments or other governmental charges will be equal to the amounts the Trust would have received if no such taxes
(excluding withholding taxes), duties, assessments or other governmental charges had been imposed. Whenever in this Indenture or the Debentures there is a reference in any context to the payment of principal of or interest on the
Debentures, such mention shall be deemed to include mention of payments of the
Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made; provided, however, that the deferral of the payment of interest during an Extension Period pursuant to Section 2.11 shall not defer the payment of any Additional Sums that may be due and payable.

     SECTION 3.7. COMPLIANCE WITH CONSOLIDATION PROVISIONS. The Company will not, while any of the Debentures remain outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other Person unless the provisions of Article XI hereof are complied with.

     SECTION 3.8. LIMITATION ON DIVIDENDS. If Debentures are initially issued to the Trust or a trustee of such Trust in connection with the issuance of Trust
Securities by the Trust (regardless of whether Debentures continue to be held by such Trust) and (i) there shall have occurred and be continuing an Event of
Default, (ii) the Company shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on the
Debentures by extending the interest payment period as provided herein and such period, or any extension thereof, shall be continuing, then the Company shall not, and shall not permit any Affiliate of the Company controlled by the Company to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's or such Affiliates' capital stock (other than payments of dividends or distributions to the Company or a Subsidiary of the Company) or make any guarantee payments with respect to the foregoing or (y) make any payment of principal of or interest or premium, if any, on or repay,

                                       20

repurchase or redeem any debt securities of the Company or any Affiliate of the
Company controlled by the Company that rank pari passu in all respects with or junior in interest to the Debentures (other than, with respect to clauses (x)
and (y) above, (1) repurchases, redemptions or other acquisitions of shares of capital stock of the Company or any Subsidiary of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company or of such
Subsidiary (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (2) as a result of any exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a
Subsidiary of the Company) for any class or series of the Company's capital stock (or in the case of a Subsidiary of the Company, any class or series of such Subsidiary's capital stock) or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock (or in the case of indebtedness of a Subsidiary of the Company, of any class or series of such Subsidiary's indebtedness for any class or series of such Subsidiary's capital stock), (3) the purchase of fractional interests in shares of the
Company's capital stock (or the capital stock of a Subsidiary of the Company)
pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (4) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto, (5) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or (6) payments under the Capital Securities Guarantee).

     SECTION 3.9. COVENANTS AS TO THE TRUST. For so long as the Trust Securities remain outstanding, the Company shall maintain 100% ownership of the Common
Securities; provided, however, that any permitted successor of the Company under this Indenture may succeed to the Company's ownership of such Common Securities.
The Company, as owner of the Common Securities, shall, except in connection with a distribution of Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, cause the
Trust (a) to remain a statutory trust, (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes, and
(c) to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Debentures.

     SECTION 3.10. ADDITIONAL JUNIOR INDEBTEDNESS. The Company shall not, and it shall not cause or permit any Subsidiary of the Company to, incur, issue or be obligated on any Additional Junior Indebtedness, either directly or indirectly, by way of guarantee, suretyship or otherwise, other than Additional Junior
Indebtedness that, by its terms, is expressly stated to be either junior and subordinate or pari passu in all respects to the Debentures.

                                       21

                                   ARTICLE IV.
                        SECURITYHOLDERS LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE
                         ------------------------------

     SECTION 4.1. SECURITYHOLDERS LISTS. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee:

     (a) on each regular record date for the Debentures, a list, in such form as the Trustee may reasonably require, of the names and addresses of the
Securityholders of the Debentures as of such record date; and

     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

except that no such lists need be furnished under this Section 4.1 so long as the Trustee is in possession thereof by reason of its acting as Debenture registrar.

     SECTION 4.2. PRESERVATION AND DISCLOSURE OF LISTS.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of
Debentures (1) contained in the most recent list furnished to it as provided in
Section 4.1 or (2) received by it in the capacity of Debentures registrar (if so acting) hereunder. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

     (b) In case three or more holders of Debentures (hereinafter referred to as
"applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least 6 months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of
Debentures with respect to their rights under this Indenture or under such
Debentures and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within 5 Business Days after the receipt of such application, at its election, either:

          (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection
          (a) of this Section 4.2, or

          (2) inform such applicants as to the approximate number of holders of
          Debentures whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.2, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder whose name and address appear in the information preserved at the time by the Trustee in accordance

                                       22

with the provisions of subsection (a) of this Section 4.2 a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, if permitted or required by applicable law, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of all
Debentures, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, as permitted or required by applicable law, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

     (c) Each and every holder of Debentures, by receiving and holding the same, agrees with Company and the Trustee that neither the Company nor the Trustee nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Debentures in accordance with the provisions of subsection (b) of this Section 4.2, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

                                   ARTICLE V.
                   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                            UPON AN EVENT OF DEFAULT
                            ------------------------

     SECTION 5.1. EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of
Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) the Company defaults in the payment of any interest upon any Debenture when it becomes due and payable, and fails to cure such default for a period of
30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of this Indenture shall not constitute a default in the payment of interest for this purpose; or

     (b) the Company defaults in the payment of all or any part of the principal of (or premium, if any, on) any Debentures as and when the same shall become due and payable either at maturity, upon redemption, by declaration of acceleration or otherwise; or

                                       23

     (c) the Company defaults in the performance of, or breaches, any of its covenants or agreements in this Indenture or in the terms of the Debentures established as contemplated in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this
Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (d) a court of competent jurisdiction shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or shall appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall order the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

     (e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

     (f) the Trust shall have voluntarily or involuntarily liquidated, dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of the Debentures to holders of the Trust
Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Trust Securities or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     If an Event of Default occurs and is continuing with respect to the
Debentures, then, and in each and every such case, unless the principal of the
Debentures shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding hereunder, by notice in writing to the Company (and to the
Trustee if given by Securityholders), may declare the entire principal of the
Debentures and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

     The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, (i) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures and the principal of and premium, if any, on the Debentures which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and
Additional Interest) and such amount as shall be sufficient to cover reasonable compensation of the Trustee and each predecessor

                                       24

Trustee, their respective agents, attorneys and counsel, and all other amounts due to the Trustee pursuant to Section 6.6, if any, and (ii) all Events of
Default under this Indenture, other than the non-payment of the principal of or premium, if any, on the Debentures which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein -- then and in every such case the holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the
Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

     In case the Trustee shall have proceeded to enforce any right under this
Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the holders of the Debentures shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the holders of the Debentures shall continue as though no such proceeding had been taken.

     SECTION 5.2. PAYMENT OF DEBENTURES ON DEFAULT; SUIT THEREFOR. The Company
covenants that upon the occurrence and during the continuation of an Event of
Default pursuant to Section 5.1(a) or Section 5.1(b) then, upon demand of the
Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures the whole amount that then shall have become due and payable on all Debentures for principal and premium, if any, or interest, or both, as the case may be, with Additional Interest accrued on the Debentures (to the extent that payment of such interest is enforceable under applicable law and, if the
Debentures are held by the Trust or a trustee of such Trust, without duplication of any other amounts paid by the Trust or a trustee of the Trust in respect thereof); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any other amounts due to the Trustee under Section 6.6. In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on such Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on such Debentures wherever situated the moneys adjudged or decreed to be payable.

     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under
Bankruptcy Law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the
Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.2, shall be entitled and empowered, by intervention in such proceedings or otherwise,

                                       25

     (a)  to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Debentures,

     (b)  in case of any judicial proceedings, (i) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all other amounts due to the Trustee under Section
          6.6), and of the Securityholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, or to the creditors or property of the Company or such other obligor, unless prohibited by applicable law and regulations and (ii) to vote on behalf of the holders of the Debentures in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings,

     (c)  to collect and receive any moneys or other property payable or deliverable on any such claims, and

     (d)  to distribute the same after the deduction of its charges and expenses.

By its acceptance of any Debentures, each Securityholder shall be deemed to have authorized any receiver, assignee or trustee in bankruptcy or reorganization to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other amounts due to the Trustee under
Section 6.6.

     Nothing herein contained shall be construed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the
Debentures or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

     All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the
Trustee shall be brought in its own name as trustee of an express trust, and, subject to Section 5.3, any recovery of judgment shall be for the ratable benefit of the holders of the Debentures.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the
Trustee shall be a party), the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceedings.

     SECTION 5.3. APPLICATION OF MONEYS COLLECTED BY TRUSTEE. Any moneys collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates

                                       26

fixed by the Trustee for the distribution of such moneys, upon presentation of the several Debentures in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

     First: To the payment of costs and expenses incurred by, and reasonable fees of, the Trustee, its agents, attorneys and counsel, and of all other amounts due to the Trustee under Section 6.6;

     Second: To the payment of all Senior Indebtedness of the Company if and to the extent required by Article XV;

     Third: To the payment of the amounts then due and unpaid upon the
Debentures for principal (and premium, if any), and interest on the Debentures, in respect of which or for the benefit of which money has been collected, ratably, without preference or priority of any kind, according to the amounts due on such Debentures for principal (and premium, if any) and interest
(including Additional Interest), respectively; and

     Fourth: The balance, if any, to the Company.

     SECTION 5.4. PROCEEDINGS BY SECURITYHOLDERS. No holder of any Debenture shall have any right to institute any suit, action or proceeding for any remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default with respect to the Debentures and unless the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding shall have given the Trustee a written request to institute such action, suit or proceeding and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding.

     Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Debenture to receive payment of the principal of, premium, if any, and interest, on such Debenture when due, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder and by accepting a Debenture hereunder it is expressly understood, intended and covenanted by the taker and holder of every Debenture with every other such taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatsoever by virtue or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures. For the protection and enforcement of the provisions of this Section, each and every
Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 5.5. PROCEEDINGS BY TRUSTEE. In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by

                                       27

proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     SECTION 5.6. REMEDIES CUMULATIVE AND CONTINUING; DELAY OR OMISSION NOT A
WAIVER. Except as otherwise provided in Section 2.6 with respect to the replacement of mutilated, destroyed, lost or stolen Debentures, all powers and remedies given by this Article V to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the
Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to the Debentures, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right, remedy or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right, remedy or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.4, every power and remedy given by this Article V or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee (in accordance with its duties under Section 6.1) or by the Securityholders.

     No delay or omission of the Trustee or any Securityholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Securityholder may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (in accordance with its duties under Section
6.1 hereof) or by such holder, as the case may be.

     SECTION 5.7. DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY MAJORITY OF
SECURITYHOLDERS. The holders of a majority in aggregate principal amount of the
Debentures affected (voting as one class) at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such Debentures; provided, however, that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if a Responsible Officer of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability.

     The holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive (or modify any previously granted waiver of) any past default or Event of
Default, and its consequences, except an Event of Default (a) specified in
Sections 5.1(a) and (b), (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the holder of each
Debenture affected, or (c) in respect of the covenants contained in Section 3.9;
provided, however, that if the Debentures are held by the Trust or a trustee of such trust, such waiver or

                                       28

modification to such waiver shall not be effective until the holders of a majority in Liquidation Amount of the Trust Securities shall have consented to such waiver or modification to such waiver, provided, further, that if the consent of the holder of each outstanding Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing.

     SECTION 5.8. NOTICE OF DEFAULTS. The Trustee shall, within 90 days after the actual knowledge by a Responsible Officer of the Trustee of the occurrence of a default with respect to the Debentures, mail to all Securityholders, as the names and addresses of such holders appear upon the Debenture Register, notice of all defaults with respect to the Debentures known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term
"defaults" for the purpose of this Section 5.8 being hereby defined to be the events specified in clauses (a), (b), (c), (d), (e) and (f) of Section 5.1, not including periods of grace, if any, provided for therein); provided, however, that, except in the case of default in the payment of the principal of, premium, if any, or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders.

     SECTION 5.9. UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this
Section 5.9 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in principal amount of the Debentures outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debenture against the
Company on or after the same shall have become due and payable.

                                   ARTICLE VI.
                             CONCERNING THE TRUSTEE
                             ----------------------

     SECTION 6.1. DUTIES AND RESPONSIBILITIES OF TRUSTEE. With respect to the holders of Debentures issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Debentures and after the curing or waiving of all Events of Default which may have occurred, with respect to the
Debentures, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Debentures has

                                       29

occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (a) prior to the occurrence of an Event of Default with respect to
Debentures and after the curing or waiving of all Events of Default which may have occurred

          (1) the duties and obligations of the Trustee with respect to
          Debentures shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations with respect to the
          Debentures as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

          (2) in the absence of bad faith on the part of the Trustee, the
          Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of the
Securityholders pursuant to Section 5.7, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the
Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is ground for believing that the repayment of such funds or liability is not assured to it under the terms of this Indenture or indemnity satisfactory to the Trustee against such risk is not reasonably assured to it.

     SECTION 6.2. RELIANCE ON DOCUMENTS, OPINIONS, ETC. Except as otherwise provided in Section 6.1:

                                       30

     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board
Resolution may be evidenced to the Trustee by a copy thereof certified by the
Secretary or an Assistant Secretary of the Company;

     (c) the Trustee may consult with counsel of its selection and any advice or
Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an
Event of Default with respect to the Debentures (that has not been cured or waived) to exercise with respect to Debentures such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the holders of not less than a majority in aggregate principal amount of the outstanding Debentures affected thereby; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including any Authenticating Agent) or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care; and

     (h) with the exceptions of defaults under Sections 5.1(a) or 5.1(b), the
Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Debentures

                                       31

unless a written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on the Debentures or by any holder of the Debentures.

     SECTION 6.3. NO RESPONSIBILITY FOR RECITALS, ETC. The recitals contained herein and in the Debentures (except in the certificate of authentication of the
Trustee or the Authenticating Agent) shall be taken as the statements of the
Company, and the Trustee and the Authenticating Agent assume no responsibility for the correctness of the same. The Trustee and the Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the
Debentures. The Trustee and the Authenticating Agent shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee or the Authenticating
Agent in conformity with the provisions of this Indenture.

     SECTION 6.4. TRUSTEE, AUTHENTICATING AGENT, PAYING AGENTS, TRANSFER AGENTS
OR REGISTRAR MAY OWN DEBENTURES. The Trustee or any Authenticating Agent or any
paying agent or any transfer agent or any Debenture registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, Authenticating Agent, paying agent, transfer agent or Debenture registrar.

     SECTION 6.5. MONEYS TO BE HELD IN TRUST. Subject to the provisions of
Section 12.4, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee and any paying agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time to the Company upon the written order of the Company, signed by the Chief Executive Officer, the President, a Vice President, the
Treasurer or an Assistant Treasurer of the Company.

     SECTION 6.6. COMPENSATION AND EXPENSES OF TRUSTEE. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the
Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The Company also covenants to indemnify the Trustee and any predecessor Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, action, suit, claim, liability, cost or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability. The obligations of the Company under this Section 6.6 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior

                                       32

to that of the Debentures upon all property and funds held or collected by the
Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures.

     Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(d), Section 5.1(e)
or Section 5.1(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section shall survive the resignation or removal of the Trustee and the defeasance or other termination of this Indenture.

     Notwithstanding anything in this Indenture or any Debenture to the contrary, the Trustee shall have no obligation whatsoever to advance funds to pay any principal of or interest on or other amounts with respect to the
Debentures or otherwise advance funds to or on behalf of the Company.

     SECTION 6.7. OFFICERS' CERTIFICATE AS EVIDENCE. Except as otherwise provided in Sections 6.1 and 6.2, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

     SECTION 6.8. ELIGIBILITY OF TRUSTEE. The Trustee hereunder shall at all times be a banking corporation or national association organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having (or whose obligations under this
Indenture are guaranteed by an affiliate having) a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000.00) and subject to supervision or examination by federal, state, territorial, or District of
Columbia authority. If such corporation or national association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8 the combined capital and surplus of such corporation or national association shall be deemed to be its combined capital and surplus as set forth in its most recent records of condition so published.

     The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee.

     In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.9.

                                       33

     If the Trustee has or shall acquire any "conflicting interest" within the meaning of ss.310(b) of the Trust Indenture Act of 1939, the Trustee shall either eliminate such interest or resign, to the extent and in the manner described by this Indenture.

     SECTION 6.9. RESIGNATION OR REMOVAL OF TRUSTEE.

     (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof, at the Company's expense, to the holders of the
Debentures at their addresses as they shall appear on the Debenture Register.
Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by order of its Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor
Trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the affected
Securityholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Securityholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 5.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

     (b) In case at any time any of the following shall occur --

          (1) the Trustee shall fail to comply with the provisions of Section
          6.8 after written request therefor by the Company or by any
          Securityholder who has been a bona fide holder of a Debenture or
          Debentures for at least 6 months, or

          (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.8 and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

          (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

          then, in any such case, the Company may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor
          Trustee, or, subject to the provisions of Section 5.9, any
          Securityholder who has been a bona fide holder of a Debenture or
          Debentures for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

                                       34

     (c) Upon prior written notice to the Company and the Trustee, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time remove the Trustee and nominate a successor Trustee, which shall be deemed appointed as successor Trustee unless within 10 Business
Days after such nomination the Company objects thereto, in which case, or in the case of a failure by such holders to nominate a successor Trustee, the Trustee so removed or any Securityholder, upon the terms and conditions and otherwise as in subsection (a) of this Section 6.9 provided, may petition any court of competent jurisdiction for an appointment of a successor Trustee.

     (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor Trustee as provided in
Section 6.10.

     SECTION 6.10. ACCEPTANCE BY SUCCESSOR TRUSTEE. Any successor Trustee appointed as provided in Section 6.9 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring
Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to the Debentures of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.6, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee thereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor
Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such
Trustee to secure any amounts then due it pursuant to the provisions of Section
6.6.

     If a successor Trustee is appointed, the Company, the retiring Trustee and the successor Trustee shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Trust hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

     No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 6.8.

     In no event shall a retiring Trustee be liable for the acts or omissions of any successor Trustee hereunder.

                                       35

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 6.10, the Company shall mail notice of the succession of such Trustee hereunder to the holders of Debentures at their addresses as they shall appear on the Debenture Register. If the Company fails to mail such notice within 10
Business Days after the acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the
Company.

     SECTION 6.11. SUCCESSION BY MERGER, ETC. Any corporation into which the
Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the
Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation shall be otherwise eligible and qualified under this Article.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such
Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     SECTION 6.12. AUTHENTICATING AGENTS. There may be one or more
Authenticating Agents appointed by the Trustee upon the request of the Company with power to act on its behalf and subject to its direction in the authentication and delivery of the Debentures issued upon exchange or registration of transfer thereof as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Debentures; provided, however, that the Trustee shall have no liability to the Company for any acts or omissions of the Authenticating Agent with respect to the authentication and delivery of any Debentures. Any such
Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any state or territory thereof or of the District of Columbia authorized under such laws to act as
Authenticating Agent, having a combined capital and surplus of at least
$50,000,000.00 and being subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 6.12 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section.

                                       36

     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 6.12 without the execution or filing of any paper or any further act on the part of the parties hereto or such
Authenticating Agent.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent with respect to the Debentures by giving written notice of termination to such Authenticating Agent and to the
Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 6.12, the Trustee may, and upon the request of the Company shall, promptly appoint a successor Authenticating Agent eligible under this Section
6.12, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all holders of Debentures as the names and addresses of such holders appear on the Debenture Register. Any successor
Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities with respect to the
Debentures of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.

     The Company agrees to pay to any Authenticating Agent from time to time reasonable compensation for its services. Any Authenticating Agent shall have no responsibility or liability for any action taken by it as such in accordance with the directions of the Trustee.

                                  ARTICLE VII.
                         CONCERNING THE SECURITYHOLDERS
                         ------------------------------

     SECTION 7.1. ACTION BY SECURITYHOLDERS. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such
Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of such holders of Debentures voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article VIII, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders or (d) by any other method the Trustee deems satisfactory.

     If the Company shall solicit from the Securityholders any request, demand, authorization, direction, notice, consent, waiver or other action or revocation of the same, the Company may, at its option, as evidenced by an Officers'
Certificate, fix in advance a record date for such Debentures for the determination of Securityholders entitled to give such request, demand,

                                       37

authorization, direction, notice, consent, waiver or other action or revocation of the same, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action or revocation of the same may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of outstanding
Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action or revocation of the same, and for that purpose the outstanding Debentures shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 6 months after the record date.

     SECTION 7.2. PROOF OF EXECUTION BY SECURITYHOLDERS. Subject to the
provisions of Section 6.1, 6.2 and 8.5, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Debentures shall be proved by the Debenture Register or by a certificate of the Debenture registrar. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

     The record of any Securityholders meeting shall be proved in the manner provided in Section 8.6.

     SECTION 7.3. WHO ARE DEEMED ABSOLUTE OWNERS. Prior to due presentment for registration of transfer of any Debenture, the Company, the Trustee, any
Authenticating Agent, any paying agent, any transfer agent and any Debenture registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture Register to be, and may treat him as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Debenture and for all other purposes; and neither the Company nor the Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debenture.

     SECTION 7.4. DEBENTURES OWNED BY COMPANY DEEMED NOT OUTSTANDING. In
determining whether the holders of the requisite aggregate principal amount of
Debentures have concurred in any direction, consent or waiver under this
Indenture, Debentures which are owned by the Company or any other obligor on the
Debentures or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Debentures which a Responsible Officer of the
Trustee actually knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not the Company

                                       38

or any such other obligor or Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the
Trustee.

     SECTION 7.5. REVOCATION OF CONSENTS; FUTURE HOLDERS BOUND. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section
7.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder (in cases where no record date has been set pursuant to Section 7.1) or any holder as of an applicable record date (in cases where a record date has been set pursuant to Section 7.1) of a Debenture (or any
Debenture issued in whole or in part in exchange or substitution therefor) the serial number of which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at the Principal Office of the Trustee and upon proof of holding as provided in Section 7.2, revoke such action so far as concerns such
Debenture (or so far as concerns the principal amount represented by any exchanged or substituted Debenture). Except as aforesaid any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture, and of any Debenture issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

                                  ARTICLE VIII.
                            SECURITYHOLDERS MEETINGS
                            ------------------------

     SECTION 8.1. PURPOSES OF MEETINGS. A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this
Article VIII for any of the following purposes:

     (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by
Securityholders pursuant to any of the provisions of Article V;

     (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VI;

     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.2; or

     (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of such Debentures under any other provision of this Indenture or under applicable law.

     SECTION 8.2. CALL OF MEETINGS BY TRUSTEE. The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 8.1, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken

                                       39

at such meeting, shall be mailed to holders of Debentures affected at their addresses as they shall appear on the Debentures Register and, if the Company is not a holder of Debentures, to the Company. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.

     SECTION 8.3. CALL OF MEETINGS BY COMPANY OR SECURITYHOLDERS. In case at any time the Company pursuant to a Board Resolution, or the holders of at least 10%
in aggregate principal amount of the Debentures, as the case may be, then outstanding, shall have requested the Trustee to call a meeting of
Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in
Section 8.1, by mailing notice thereof as provided in Section 8.2.

     SECTION 8.4. QUALIFICATIONS FOR VOTING. To be entitled to vote at any meeting of Securityholders a Person shall be (a) a holder of one or more
Debentures with respect to which the meeting is being held or (b) a Person appointed by an instrument in writing as proxy by a holder of one or more such
Debentures. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     SECTION 8.5. REGULATIONS. Notwithstanding any other provisions of this
Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the
Company or by Securityholders as provided in Section 8.3, in which case the
Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

     Subject to the provisions of Section 7.4, at any meeting each holder of
Debentures with respect to which such meeting is being held or proxy therefor shall be entitled to one vote for each $1,000.00 principal amount of Debentures held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the Person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 8.2 or 8.3 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

                                       40

     SECTION 8.6. VOTING. The vote upon any resolution submitted to any meeting of holders of Debentures with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such holders or of their representatives by proxy and the serial number or numbers of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.2. The record shall show the serial numbers of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the
Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     SECTION 8.7. QUORUM; ACTIONS. The Persons entitled to vote a majority in aggregate principal amount of the Debentures then outstanding shall constitute a quorum for a meeting of Securityholders; provided, however, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in aggregate principal amount of the Debentures then outstanding, the Persons holding or representing such specified percentage in principal amount of the Debentures then outstanding will constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Securityholders, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the permanent chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the permanent chairman of the meeting prior to the adjournment of such adjourned meeting.
Notice of the reconvening of any adjourned meeting shall be given as provided in
Section 8.2, except that such notice need be given only once not less than 5 days prior to the date on which the meeting is scheduled to be reconvened.
Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Debentures then outstanding which shall constitute a quorum.

     Except as limited by the provisos in the first paragraph of Section 9.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the Debentures then outstanding; provided, however, that, except as limited by the provisos in the first paragraph of Section 9.2, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which this Indenture expressly provides may be given by the holders of not less than a specified percentage in aggregate principal amount of the Debentures then outstanding may be adopted at a meeting or

                                       41

an adjourned meeting duly reconvened and at which a quorum is present as aforesaid only by the affirmative vote of the holders of a not less than such specified percentage in principal amount of the Debentures then outstanding.

     Any resolution passed or decision taken at any meeting of holders of
Debentures duly held in accordance with this Section shall be binding on all the
Securityholders, whether or not present or represented at the meeting.

                                   ARTICLE IX.
                             SUPPLEMENTAL INDENTURES
                             -----------------------

     SECTION 9.1. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF SECURITYHOLDERS.
The Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto, without the consent of the Securityholders, for one or more of the following purposes:

     (a) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company, pursuant to Article XI hereof;

     (b) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the holders of Debentures as the Board of Directors shall consider to be for the protection of the holders of such Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

     (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture; provided that any such action shall not materially adversely affect the interests of the holders of the Debentures;

     (d) to add to, delete from, or revise the terms of Debentures, including, without limitation, any terms relating to the issuance, exchange, registration or transfer of Debentures, including to provide for transfer procedures and restrictions substantially similar to those applicable to the Capital Securities as required by Section 2.5 (for purposes of assuring that no registration of
Debentures is required under the Securities Act); provided, however, that any such action shall not adversely affect the interests of the holders of the
Debentures then outstanding (it being understood, for purposes of this proviso, that transfer restrictions on Debentures substantially similar to those that were applicable to Capital Securities shall not be deemed to materially adversely affect the holders of the Debentures);

                                       42

     (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

     (f) to make any change (other than as elsewhere provided in this paragraph)
that does not adversely affect the rights of any Securityholder in any material respect; or

     (g) to provide for the issuance of and establish the form and terms and conditions of the Debentures, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or the
Debentures, or to add to the rights of the holders of Debentures.

     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section 9.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 9.2.

     SECTION 9.2. SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS. With
the consent (evidenced as provided in Section 7.1) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding affected by such supplemental indenture (voting as a class), the
Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the
Debentures; provided, however, that no such supplemental indenture shall without the consent of the holders of each Debenture then outstanding and affected thereby (i) change the fixed maturity of any Debenture, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that provided in the Debentures, or impair or affect the right of any Securityholder to institute suit for payment thereof or impair the right of repayment, if any, at the option of the holder, or (ii) reduce the aforesaid percentage of Debentures the holders of which are required to consent to any such supplemental indenture; provided further, however, that if the
Debentures are held by a trust or a trustee of such trust, such supplemental indenture shall not be effective until the holders of a majority in Liquidation
Amount of Trust Securities shall have consented to such supplemental indenture;
provided further, however, that if the consent of the Securityholder of each outstanding Debenture is required, such supplemental indenture shall not be effective until each holder of the Trust Securities shall have consented to such supplemental indenture.

                                       43

     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, prepared by the
Company, setting forth in general terms the substance of such supplemental indenture, to the Securityholders as their names and addresses appear upon the
Debenture Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     It shall not be necessary for the consent of the Securityholders under this
Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     SECTION 9.3. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX, this
Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 9.4. NOTATION ON DEBENTURES. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article IX may bear a notation as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new
Debentures so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee or the Authenticating Agent and delivered in exchange for the Debentures then outstanding.

     SECTION 9.5. EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL INDENTURE TO BE
FURNISHED TO TRUSTEE. The Trustee, subject to the provisions of Sections 6.1 and
6.2, shall, in addition to the documents required by Section 14.6, receive an
Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article IX. The Trustee shall receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this
Article IX is authorized or permitted by, and conforms to, the terms of this
Article IX and that it is proper for the Trustee under the provisions of this
Article IX to join in the execution thereof.

                                       44

                                   ARTICLE X.
                            REDEMPTION OF SECURITIES
                            ------------------------

     SECTION 10.1. OPTIONAL REDEMPTION. The Company shall have the right to redeem the Debentures, in whole or in part, but in all cases in a principal amount with integral multiples of $1,000.00, on any Interest Payment Date on or after the Interest Payment Date in December 2009 (an "Optional Redemption
Date"), at the Optional Redemption Price.

     SECTION 10.2. SPECIAL EVENT REDEMPTION. If a Special Event shall occur and be continuing, the Company shall have the right to redeem the Debentures in whole, but not in part, at any Interest Payment Date, within 120 days following the occurrence of such Special Event (the "Special Redemption Date") at the
Special Redemption Price.

     SECTION 10.3. NOTICE OF REDEMPTION; SELECTION OF DEBENTURES. In case the
Company shall desire to exercise the right to redeem all, or, as the case may be, any part of the Debentures, it shall cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the Optional
Redemption Date or the Special Redemption Date to the holders of Debentures so to be redeemed as a whole or in part at their last addresses as the same appear on the Debenture Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

     Each such notice of redemption shall specify the CUSIP number, if any, of the Debentures to be redeemed, the Optional Redemption Date or the Special
Redemption Date, as applicable, the Optional Redemption Price or the Special
Redemption Price, as applicable, at which Debentures are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debentures, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Debentures are to be redeemed the notice of redemption shall specify the numbers of the Debentures to be redeemed. In case the Debentures are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such
Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

     Prior to 10:00 a.m. (New York City time) on the Optional Redemption Date or
Special Redemption Date, as applicable, the Company will deposit with the
Trustee or with one or more paying agents an amount of money sufficient to redeem on the Optional Redemption Date or the Special Redemption Date, as
applicable, all the Debentures so called for redemption at the appropriate
Optional Redemption Price or Special Redemption Price, together with accrued interest to the Optional Redemption Date or Special Redemption Date, as
applicable.

     If all, or less than all, the Debentures are to be redeemed, the Company will give the Trustee notice not less than 45 nor more than 60 days, respectively, prior to the Optional Redemption Date or Special Redemption Date,
as applicable, as to the aggregate principal

                                       45

amount of Debentures to be redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debentures or portions thereof (in integral multiples of $1,000.00) to be redeemed.

     SECTION 10.4. PAYMENT OF DEBENTURES CALLED FOR REDEMPTION. If notice of redemption has been given as provided in Section 10.3, the Debentures or portions of Debentures with respect to which such notice has been given shall become due and payable on the Optional Redemption Date or Special Redemption
Date, as applicable, and at the place or places stated in such notice at the applicable Optional Redemption Price or Special Redemption Price, together with interest accrued to the Optional Redemption Date or Special Redemption Date, as
applicable, and on and after said date (unless the Company shall default in the payment of such Debentures at the Optional Redemption Price or Special
Redemption Price, as applicable, together with interest accrued to said date)
interest on the Debentures or portions of Debentures so called for redemption shall cease to accrue. On presentation and surrender of such Debentures at a place of payment specified in said notice, such Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable
Optional Redemption Price or Special Redemption Price, together with interest accrued thereon to the Optional Redemption Date or Special Redemption Date, as
applicable.

     Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations, in principal amount equal to the unredeemed portion of the Debenture so presented.

                                   ARTICLE XI.
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
                -------------------------------------------------

     SECTION 11.1. COMPANY MAY CONSOLIDATE, ETC., ON CERTAIN TERMS. Nothing
contained in this Indenture or in the Debentures shall prevent any consolidation or merger of the Company with or into any other Person (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property, assets or capital stock of the Company or its successor or successors as an entirety, or substantially as an entirety, to any other Person (whether or not affiliated with the Company, or its successor or successors) authorized to acquire and operate the same; provided, however, that the Company hereby covenants and agrees that, upon any such consolidation, merger (where the
Company is not the surviving corporation), sale, conveyance, transfer or other disposition, the due and punctual payment of the principal of (and premium, if any) and interest on all of the Debentures in accordance with their terms, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company, shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Company shall have been merged, or by the entity which shall have acquired such property or capital stock.

     SECTION 11.2. SUCCESSOR ENTITY TO BE SUBSTITUTED. In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor

                                       46

entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Debentures and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, such successor entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company, and thereupon the predecessor entity shall be relieved of any further liability or obligation hereunder or upon the Debentures. Such successor entity thereupon may cause to be signed, and may issue in its own name, any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee or the Authenticating Agent; and, upon the order of such successor entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee or the
Authenticating Agent shall authenticate and deliver any Debentures which previously shall have been signed and delivered by the officers of the Company, to the Trustee or the Authenticating Agent for authentication, and any
Debentures which such successor entity thereafter shall cause to be signed and delivered to the Trustee or the Authenticating Agent for that purpose. All the
Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof.

     SECTION 11.3. OPINION OF COUNSEL TO BE GIVEN TO TRUSTEE. The Trustee,
subject to the provisions of Sections 6.1 and 6.2, shall receive, in addition to the Opinion of Counsel required by Section 9.5, an Opinion of Counsel as conclusive evidence that any consolidation, merger, sale, conveyance, transfer or other disposition, and any assumption, permitted or required by the terms of this Article XI complies with the provisions of this Article XI.

                                  ARTICLE XII.
                     SATISFACTION AND DISCHARGE OF INDENTURE
                     ---------------------------------------

     SECTION 12.1. DISCHARGE OF INDENTURE. When

     (a)  the Company shall deliver to the Trustee for cancellation all
          Debentures theretofore authenticated (other than any Debentures which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.6) and not theretofore canceled, or

     (b)  all the Debentures not theretofore canceled or delivered to the
          Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within 1 year or are to be called for redemption within 1 year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds, which shall be immediately due and payable, sufficient to pay at maturity or upon redemption all of the Debentures (other than any Debentures which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.6) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, but excluding, however,

                                       47

          the amount of any moneys for the payment of principal of, and premium, if any, or interest on the Debentures (1) theretofore repaid to the
          Company in accordance with the provisions of Section 12.4, or (2) paid to any state or to the District of Columbia pursuant to its unclaimed property or similar laws,

and if in the case of either clause (a) or clause (b) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this
Indenture shall cease to be of further effect except for the provisions of
Sections 2.5, 2.6, 2.8, 3.1, 3.2, 3.4, 6.6, 6.8, 6.9, 12.1 and 12.4 hereof shall survive until such Debentures shall mature and be paid. Thereafter, Sections 6.6 and 12.4 shall survive, and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Debentures.

     SECTION 12.2. DEPOSITED MONEYS TO BE HELD IN TRUST BY TRUSTEE. Subject to
the provisions of Section 12.4, all moneys deposited with the Trustee pursuant to Section 12.1 shall be held in trust in a non-interest bearing account and applied by it to the payment, either directly or through any paying agent
(including the Company if acting as its own paying agent), to the holders of the particular Debentures for the payment of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, and premium, if any, and interest.

     SECTION 12.3. PAYING AGENT TO REPAY MONEYS HELD. Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the
Debentures (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

     SECTION 12.4. RETURN OF UNCLAIMED MONEYS. Any moneys deposited with or paid to the Trustee or any paying agent for payment of the principal of, and premium, if any, or interest on Debentures and not applied but remaining unclaimed by the holders of Debentures for 2 years after the date upon which the principal of, and premium, if any, or interest on such Debentures, as the case may be, shall have become due and payable, shall, subject to applicable escheatment laws, be repaid to the Company by the Trustee or such paying agent on written demand; and
the holder of any of the Debentures shall thereafter look only to the Company for any payment which such holder may be entitled to collect, and all liability of the Trustee or such paying agent with respect to such moneys shall thereupon cease.

                                  ARTICLE XIII.
                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS
                             ----------------------

     SECTION 13.1. INDENTURE AND DEBENTURES SOLELY CORPORATE OBLIGATIONS. No
recourse for the payment of the principal of or premium, if any, or interest on any Debenture, or for any

                                       48

claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any such Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Company or of any successor Person of the Company, either directly or through the Company or any successor Person of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the
Debentures.

                                  ARTICLE XIV.
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     SECTION 14.1. SUCCESSORS. All the covenants, stipulations, promises and agreements of the Company in this Indenture shall bind its successors and assigns whether so expressed or not.

     SECTION 14.2. OFFICIAL ACTS BY SUCCESSOR ENTITY. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer or other authorized Person of the Company shall and may be done and performed with like force and effect by the like board, committee, officer or other authorized Person of any entity that shall at the time be the lawful successor of the Company.

     SECTION 14.3. SURRENDER OF COMPANY POWERS. The Company by instrument in writing executed by authority of at least 2/3 (two-thirds) of its Board of
Directors and delivered to the Trustee may surrender any of the powers reserved to the Company and thereupon such power so surrendered shall terminate both as to the Company, and as to any permitted successor.

     SECTION 14.4. ADDRESSES FOR NOTICES, ETC. Any notice, consent, direction, request, authorization, waiver or demand which by any provision of this
Indenture is required or permitted to be given, made, furnished or served by the
Trustee or by the Securityholders on or to the Company may be given or served in writing by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company, with the Trustee for the purpose) to the Company, 1414 Raleigh Road, Suite 415,
Chapel Hill, North Carolina 27517, Attention: Michael Oakes. Any notice, consent, direction, request, authorization, waiver or demand by any
Securityholder or the Company to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the office of the Trustee, addressed to the Trustee, Rodney Square North,
1100 North Market Street, Wilmington, Delaware 19890-1600, Attention: Corporate
Trust Administration. Any notice, consent, direction, request, authorization, waiver or demand on or to any Securityholder shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the address set forth in the Debenture Register.

     SECTION 14.5. GOVERNING LAW. Pursuant to Section 5-1401 of the General
Obligations Law of the State of New York, this Indenture and each Debenture shall be deemed to be a contract made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

                                       49

     SECTION 14.6. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. Upon any
application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an
Officers' Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not in the opinion of such person, such condition or covenant has been complied with.

     SECTION 14.7. TABLE OF CONTENTS, HEADINGS, ETC. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 14.8. EXECUTION IN COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 14.9. SEVERABILITY. In case any one or more of the provisions contained in this Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Debentures, but this Indenture and such Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     SECTION 14.10. ASSIGNMENT. The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company will remain liable for all such obligations.
Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns. This
Indenture may not otherwise be assigned by the parties hereto.

     SECTION 14.11. ACKNOWLEDGMENT OF RIGHTS. The Company agrees that, with respect to any Debentures held by the Trust or the Institutional Trustee of the
Trust, if the Institutional Trustee of the Trust fails to enforce its rights under this Indenture as the holder of Debentures held as the assets of such
Trust after the holders of a majority in Liquidation Amount of the Capital
Securities of such Trust have so directed such Institutional Trustee, a holder of record of such Capital Securities may, to the fullest extent permitted by law, institute legal proceedings

                                       50

directly against the Company to enforce such Institutional Trustee's rights under this Indenture without first instituting any legal proceedings against such trustee or any other Person. Notwithstanding the foregoing, if an Event of
Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest (or premium, if any) or principal on the
Debentures on the date such interest (or premium, if any) or principal is otherwise payable (or in the case of redemption, on the redemption date), the
Company agrees that a holder of record of Capital Securities of the Trust may directly institute a proceeding against the Company for enforcement of payment to such holder directly of the principal of (or premium, if any) or interest on the Debentures having an aggregate principal amount equal to the aggregate
Liquidation Amount of the Capital Securities of such holder on or after the respective due date specified in the Debentures.

                                   ARTICLE XV.
                           SUBORDINATION OF DEBENTURES
                           ---------------------------

     SECTION 15.1. AGREEMENT TO SUBORDINATE. The Company covenants and agrees, and each holder of Debentures by such Securityholder's acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article XV; and each holder of a Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

     The payment by the Company of the principal of, and premium, if any, and interest on all Debentures shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred.

     No provision of this Article XV shall prevent the occurrence of any default or Event of Default hereunder.

     SECTION 15.2. DEFAULT ON SENIOR INDEBTEDNESS. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company following any grace period, or in the event that the maturity of any Senior
Indebtedness of the Company has been accelerated because of a default and such acceleration has not been rescinded or canceled and such Senior Indebtedness has not been paid in full, then, in either case, no payment shall be made by the
Company with respect to the principal (including redemption) of, or premium, if any, or interest on the Debentures.

     In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 15.2, such payment shall, subject to Section 15.7, be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior
Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the

                                       51

Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

     SECTION 15.3. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment by the
Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company, on account of the principal (and premium, if any) or interest on the Debentures. Upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Securityholders or the Trustee would be entitled to receive from the Company, except for the provisions of this Article
XV, shall be paid by the Company, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Securityholders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such
Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior
Indebtedness, before any payment or distribution is made to the Securityholders or to the Trustee.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the
Trustee before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

     For purposes of this Article XV, the words "cash, property or securities"
shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XV with respect to the Debentures to the payment of all Senior Indebtedness, that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and
(ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such

                                       52

reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article XI of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated
in Article XI of this Indenture. Nothing in Section 15.2 or in this Section shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 6.6 of this Indenture.

     SECTION 15.4. SUBROGATION. Subject to the payment in full of all Senior
Indebtedness, the Securityholders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, applicable to such Senior
Indebtedness until the principal of (and premium, if any) and interest on the
Debentures shall be paid in full. For the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Securityholders or the Trustee would be entitled except for the provisions of this Article XV, and no payment over pursuant to the provisions of this Article XV to or for the benefit of the holders of such Senior Indebtedness by Securityholders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the holders of the Debentures be deemed to be a payment or distribution by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XV are and are intended solely for the purposes of defining the relative rights of the holders of the
Securities, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

     Nothing contained in this Article XV or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the
Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of (and premium, if any)
and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company, other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XV of the holders of such Senior
Indebtedness in respect of cash, property or securities of the Company, received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article XV, the Trustee, subject to the provisions of Article VI of this
Indenture, and the Securityholders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the
Trustee or to the Securityholders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the

                                       53

amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.

     SECTION 15.5. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Securityholder by
such Securityholder's acceptance thereof authorizes and directs the Trustee on such Securityholder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XV and appoints the Trustee such Securityholder's attorney-in-fact for any and all such purposes.

     SECTION 15.6. NOTICE BY THE COMPANY. The Company shall give prompt written notice to a Responsible Officer of the Trustee at the Principal Office of the
Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article XV. Notwithstanding the provisions of this
Article XV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the
Debentures pursuant to the provisions of this Article XV, unless and until a
Responsible Officer of the Trustee at the Principal Office of the Trustee shall have received written notice thereof from the Company or a holder or holders of
Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least 2 Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose
(including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within 2 Business Days prior to such date.

     The Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the
Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article XV, the
Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such
Person under this Article XV, and, if such evidence is not furnished, the
Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 15.7. RIGHTS OF THE TRUSTEE; HOLDERS OF SENIOR INDEBTEDNESS. The
Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XV in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior

                                       54

Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XV, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Article VI of this Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Securityholders, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article
XV or otherwise.

     Nothing in this Article XV shall apply to claims of, or payments to, the
Trustee under or pursuant to Section 6.6.

     SECTION 15.8. SUBORDINATION MAY NOT BE IMPAIRED. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Securityholders, without incurring responsibility to the Securityholders and without impairing or releasing the subordination provided in this Article XV or the obligations hereunder of the holders of the Debentures to the holders of such Senior
Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such
Senior Indebtedness, or otherwise amend or supplement in any manner such Senior
Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such
Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company, and any other Person.

                     Signatures appear on the following page

                                       55

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                           JAMES RIVER GROUP, INC.

                                           By: /s/ J. Adam Abram
                                               ---------------------------------
                                               Name: J. Adam Abram
                                               Title: Chief Executive Officer

                                           WILMINGTON TRUST COMPANY, AS TRUSTEE

                                           By: /s/ Christopher J. Slaybaugh
                                               ---------------------------------
                                               Name: Christopher J. Slaybaugh
                                               Title: Financial Services Officer

                                       56